Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 15, 2022 relating to the financial statements of Sovos Brands, Inc., appearing in the Annual Report on Form 10-K of Sovos Brands, Inc. for the year ended December 25, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

August 8, 2022